Exhibit 99.1 – Press Release dated January 26, 2007 with respect to financial results

GREAT NORTHERN IRON ORE PROPERTIES

W-1290 First National Bank Building

332 Minnesota Street

Saint Paul, MN 55101-1361

(651) 224-2385

FAX (651) 224-2387

GNI

(CUSIP NO. 391064102)

Date:	January 26, 2007

FOR IMMEDIATE RELEASE

The Trustees of Great Northern Iron Ore Properties (GNI) report the following financial information:

Fourth Quarter ended December 31:

	2006	2005
Revenues	$5,323,296	$4,338,239
Net Income	4,642,623	3,640,249
Basic & Diluted Earnings per Share	3.10	2.43

Year ended December 31:
	2006	2005
Revenues	$17,554,681	$18,361,212
Net Income	14,773,035	15,720,620
Basic & Diluted Earnings per Share	9.85	10.48

GNI, St. Paul, Minnesota, owns mineral and nonmineral lands on the Mesabi Iron Range of Minnesota. Income is mainly derived from royalties on iron ore minerals (principally taconite) mined from these properties which are under lease to major steel producers.

/s/   Joseph S. Micallef

President of the Trustees
      and Chief Executive Officer

-99.1-